Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of July 1998
                     Distribution Date of August 17, 1998
                           Servicer Certificate #27

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $174,108,661.77
Beginning Pool Factor                                           0.3785433

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,843,579.36
     Interest Collected                                     $1,366,466.15

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $245,162.77
Total Additional Deposits                                     $245,162.77

Repos / Chargeoffs                                            $187,160.28
Aggregate Number of Notes Charged Off                                  69

Total Available Funds                                      $10,027,093.14

Ending Pool Balance                                       $165,506,037.27
Ending Pool Factor                                              0.3598396

Servicing Fee                                                 $145,090.55

Repayment of Servicer Advances                                $428,115.14

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,058,817.28
     Target Percentage                                               5.00%
     Target Balance                                         $8,275,301.86
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($399,996.02)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.387%
Current Weighted Average Remaining Term (months):                   27.17

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,276,011.88       930
                                31 - 60 days            $354,112.51       260
                                60+  days               $159,279.33        66

     Total:                                           $1,789,403.72       955

     Balances:                  60+  days             $1,449,139.68        66

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $43,406.89
+    Excess Serv.                                       $356,589.13
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,058,817.28

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of July 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $174,108,661.77
Ending Pool Balance                            $165,506,037.27

Collected Principal                              $8,415,464.22
Collected Interest                               $1,366,466.15
Charge - Offs                                      $187,160.28
Liquidation Proceeds / Recoveries                  $245,162.77
Servicing                                          $145,090.55
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $9,882,002.59

Beginning Balance                              $174,108,661.77              $0.00    $162,396,943.78    $11,711,717.99

Interest Due                                       $922,788.96              $0.00        $859,350.49        $63,438.47
Interest Paid                                      $922,788.96              $0.00        $859,350.49        $63,438.47
Principal Due                                    $8,602,624.50              $0.00      $8,215,506.40       $387,118.10
Principal Paid                                   $8,602,624.50              $0.00      $8,215,506.40       $387,118.10

Ending Balance                                 $165,506,037.27              $0.00    $154,181,437.38    $11,324,599.89
Note / Certificate Pool Factor                                             0.0000             0.4440            0.5471
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,525,413.46              $0.00      $9,074,856.89       $450,556.57

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $356,589.13
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $10,058,817.28
(Release) / Draw                                  ($399,996.02)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of July 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6               5                 4                3               2                 1
                                Feb-98          Mar-98            Apr-98           May-98          Jun-98            Jul-98
Beginning Pool Balance     $222,045,543.52  $210,823,570.58  $201,965,001.20  $192,662,147.75  $183,840,293.25  $174,108,661.77

A)  Loss Trigger:
    Principal of Contracts
     Charged Off               $345,256.84      $242,578.83      $134,699.72      $467,682.14      $502,205.30      $187,160.28
    Recoveries                 $437,872.30      $501,962.37      $604,119.92      $385,285.54      $340,779.26      $245,162.77

Loss Trigger - Reserve Account Balance                                     Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)            $844,960.69                  Total Charged off (Months 1 - 6)     $1,879,583.11
  Total Recoveries (Months 3, 2, 1)             $971,227.57                  Total Recoveries (Months 1 - 6)      $2,515,182.16
  Net Loss / (Recoveries) for 3 Mos            ($126,266.88)(a)              Net Loss/(Recoveries) for 6 Mos.      ($635,599.05)(c)

  Total Balance (Months 5, 4, 3)            $605,450,719.53 (b)              Total Balance (Months 1 - 6)     $1,185,445,218.07(d)

  Loss Ratio Annualized  [(a/b) * (12)]             -0.2503%                 Loss Ratio Annualized [(c/d) (12)]         -0.6434%

  Trigger:  Is Ratio > 1.5%                              No                  Trigger:  Is Ratio > 6.0%                       No

                                                                                   May-98          Jun-98            Jul-98
B)   Delinquency Trigger:                                                       $1,908,134.36    $1,561,396.10    $1,449,139.68
     Balance delinquency 60+ days                                                    0.99040%         0.84932%         0.83232%
     As % of Beginning Pool Balance                                                  0.96162%         0.91188%         0.89068%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer